Exhibit 10.19

ALTRA HOLDINGS, INC.

2004 EQUITY INCENTIVE PLAN

1.                                       Purpose.  The Altra Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”) is intended to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to the Altra Holdings, Inc. (the “Company”) and its subsidiaries and affiliates by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on their performance in fulfilling their personal responsibilities.

2.                                       Administration.

(a)                                  Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised, unless otherwise determined by the Board, of not less than two (2) members each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)                                 Authority.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any awards granted hereunder as it deems necessary or advisable, including the right to accelerate the vesting or exerciseability of awards, establish the terms and conditions of awards and cancel awards upon a Change of Control.  All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)                                  Indemnification.  Except in circumstances involving bad faith or willful misconduct of the person acting or failing to act, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated.  The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d)                                 Delegation and Advisers.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable.  Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.                                       Participants.  Participants will consist of such officers, employees, consultants, and non-employee directors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan.  Designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

4.                                       Type of Awards.  Awards under the Plan may be granted in any one or a combination of:  (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) stock units, and (e) cash.  Restricted stock, stock units and cash awards may, as determined by the Committee in its discretion, constitute performance-based awards, as described in Section 11 hereof.  Awards granted under the Plan shall be evidenced by agreements (which need not be identical) that provide additional terms and conditions associated with such awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

5.                                       Common Stock Available Under the Plan.

(a)                                  Maximum Shares.  The aggregate number of shares of common stock of the Company par value $0.001 (“Shares”) that may be issued under this Plan shall be Four Million (4,000,000) Shares, which may be authorized and unissued or treasury Shares, subject to Section 5(c) hereof and Section 13 hereof (“Maximum Shares”).  The maximum number of shares that may be “incentive stock options”, within the meaning of Section 422 of the Code, is 3,500,000 shares (the “ISO Maximum”).

(b)                                 Counting Shares.  Shares shall be charged against the Maximum Shares and, if applicable, the ISO Maximum, upon the grant of each award (other than cash awards, stock appreciation rights and stock units to be settled only in cash and performance based awards which are not denominated in common stock) regardless of the vested status of the award, provided, however, that in the case of a stock appreciation right granted in tandem with a stock option, only the number of Shares subject to the stock option shall be counted.

(c)                                  Additional Shares.  Any Shares subject to an outstanding award granted under the Plan which are, for any reason, forfeited, expired, canceled or settled in cash without delivery to the award recipient of Shares, shall again be available for awards under the Plan.

Any Shares delivered to the Company as part or full payment for the exercise or purchase price of an award granted under this Plan or, to the extent the Committee determines that the availability of ISOs under the Plan will not be compromised to satisfy the Company’s withholding obligation with respect to an award granted under this Plan, shall again be available for awards under the Plan.

6.                                       Stock Options.

(a)                                  Generally.  Stock options will consist of awards from the Company that will enable the holder to purchase a number of Shares at set terms.  Options shall be either incentive stock options or nonqualified stock options.  The Committee shall have the authority to grant to any participant stock options (with or without stock appreciation rights).  A stock option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option.  Each stock option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations.

(b)                                 Exercise Price.  Each stock option granted hereunder shall have a per-Share exercise price of not less than the fair market value (as defined in Section 17 of the Plan) of a Share on the date of grant; provided, however, that if an award is retroactively granted in tandem with or in substitution for other awards made by the Company, the exercise price may be the price on the date of grant of such other award; and provided, further, that if a stock option is granted to a participant upon assumption of or in substitution of an award granted by another entity in connection with a corporate transaction between the Company and the granting entity, such as a merger, consolidation or acquisition, the exercise price may be less than fair market value of a Share on the date the substitute stock option is granted if the aggregate fair market value of the Shares subject to the substitute stock option over the aggregate exercise price of the substitute stock option does not exceed the aggregate fair market value of the shares of the predecessor entity subject to the award being assumed or substituted as of the date immediately preceding the corporate transaction (as determined by the Committee), over the aggregate grant price or exercise price of any such award.  Notwithstanding the above, any such grant shall be in accordance with the requirements of Section 409A of the Code and the underlying regulations (hereinafter referred to as “Section 409A”).

(c)                                  Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of Shares.  In the discretion of the

Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.  The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.

(d)                                 Exercise Period.  Stock options granted under the Plan shall be exercisable to the extent vested, at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock options may be extended beyond such period but no later than one (1) year after the participant’s death.  All stock options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(e)                                  Limitations on Incentive Stock Options.  Incentive stock options may be granted only to participants who are employees of the Company or of a “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant.  The aggregate fair market value (determined as of the time the stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000).  For purposes of the preceding sentence, incentive stock options will be taken into account in the order in which they are granted.  The per-Share exercise price of an incentive stock option shall not be less than 100% of the fair market value of the common stock on the date of grant, and no incentive stock option may be exercised later than 10 years after the date it is granted or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

(f)                                    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.  Incentive stock options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation, unless the exercise price of the option is fixed at not less than 110% of the fair market value of the common stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

7.                                       Stock Appreciation Rights.

(a)                                  Generally.  The Committee may, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant.  A “stock appreciation right” means a right to receive a payment in cash, Shares or a combination thereof, in an amount equal to the excess of (i) the fair market value, or other specified valuation, of a specified number of shares of common stock on the date the right is exercised over (ii) the “grant price”.  Each stock appreciation right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.

(b)                                 Grant Price.  The grant price per Share referenced in a stock appreciation right shall not be less than the fair market value (as defined in Section 17 of the Plan) of a Share on the date of grant; provided, however, that if an award is retroactively granted in tandem with or in substitution for other awards made by the Company, the grant price may be the price on the date of grant of such other award; and provided, further, that if a stock appreciation right is granted to a participant upon assumption of or in substitution of an award granted by another entity in connection with a corporate transaction between the Company and the granting entity, such as a merger, consolidation or acquisition, the grant price may be less than fair market value of a Share on the date the substitute stock appreciation right is granted if the aggregate fair market value of the Shares subject to the substitute stock appreciation right over the aggregate grant price of the substitute stock appreciation right does not exceed the aggregate fair market value of the Shares of the predecessor entity subject to the award being assumed or substituted as of the date immediately preceding the corporate transaction (as determined by the Committee), over the aggregate grant price or exercise price of any of such award.  Notwithstanding the above, any such grant shall be in accordance with the requirements of Section 409A.

(c)                                  Exercise Period.  Stock appreciation rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no stock appreciation right shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock appreciation rights may be extended beyond such period but no later than one (1) year after the participant’s death.  All stock appreciation rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.                                       Restricted Stock Awards.

(a)                                  Generally.  The Committee may, in its discretion, grant restricted stock awards consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture.  Restricted stock awards shall be construed as an offer by the Company to the participant to purchase the number of shares of common stock subject to the restricted stock award at the purchase price, if any, established therefor, and shall be subject to acceptance by a participant.

(b)                                 Payment of the Purchase Price.  If a restricted stock award requires payment therefor, the purchase price of any shares of common stock subject to a restricted stock award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a stock option.  Restricted stock awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c)                                  Additional Terms.  Restricted stock awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute performance-based awards, as described in Section 11 hereof.  The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the common stock covered by such an award.  The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)                                 Rights as a Shareholder.  Holders of restricted stock awards have the right to receive dividends and to vote the shares; provided, however, unless the Committee or the award agreement provides otherwise, dividends on restricted stock awards shall be held in escrow and shall be payable, at such time as the restrictions on the shares lapse, in either cash, shares or if applicable the kind of property distributed as a dividend or any combination thereof.

9.                                       Stock Units.  The Committee may, in its discretion, grant stock units with each such stock unit representing one share of common stock of the Company.  Stock units will be credited to a notional account maintained by the Company.  Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of common stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account.  Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate; provided, however, that unless the Committee or the award agreement provides otherwise, stock units shall be settled in shares of common stock.   Stock units may constitute performance-based awards, as described in Section 11 hereof.

10.                                 Cash Awards.  The Committee may grant awards to be settled in cash; provided, however, that non-employee directors shall not be eligible for cash awards.  Cash awards may be subject to such terms and conditions, including vesting, as the Committee determines to be appropriate.  Cash awards may constitute performance-based awards, as described in Section 11 hereof.  The Company may, in its discretion, permit participants to defer settlement of cash awards, in accordance with the requirements of Section 409A.

11.                                 Performance-Based Awards.

(a)                                  Generally.  Any awards granted under the Plan may be granted in a manner such that the awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“performance-based awards”).  As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

(b)                                 Business Criteria.  The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per Share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per Share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service.  In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c)                                  Establishment of Performance Goals.  With respect to performance-based awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed).

(d)                                 Certification of Performance.  No performance-based awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e)                                  Modification of Performance-Based Awards.  With respect to any awards intended to qualify as performance-based awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.  However, the measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis.  In accordance with Section 162(m)

of the Code, the Committee may only exercise negative discretion with respect to the amount of a performance-based award.

12.                                 Foreign Laws.  The Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws.  The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided, however, that no such awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.                                 Adjustment Provisions; Change of Control.

(a)                                  Adjustment Generally.  If there shall be any change in the common stock of the Company, through merger, consolidation, reorganization, recapitalization, stock or special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding award such that each such award shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the common stock subject to such award had such award been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b)                                 Modification of Awards.  In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.  Appropriate adjustments may also be made by the Committee in the terms of any awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.  In addition, other than with respect to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the

Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(c)                                  Effect of a Change of Control.  Notwithstanding any other provision of this Plan, if there is a Change of Control (as defined in subsection (d) below) of the Company, the Committee may provide at anytime prior to the Change of Control that all then outstanding stock options, stock appreciation rights and stock units and unvested cash awards shall immediately vest and become exercisable and any restrictions on restricted stock awards or stock units shall immediately lapse.  In addition, the Committee may provide that all awards held by participants who are at the time of the Change of Control in the service of the Company a subsidiary or affiliate shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service.  All awards shall be subject to the terms of any agreement effecting the Change of Control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such Change of Control over the exercise price (or base price) per Share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.  A provision like the one contained in the preceding sentence shall be inapplicable to a stock option or stock appreciation right granted within 6 months before the occurrence of a Change of Control if the holder of such stock option or stock appreciation right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

(d)                                 Definitions.  For purposes of this Section 13, a “Change of Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)                                     Any person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

(ii)                                  Consummation of (A) a plan of complete liquidation of the Company, or (B) a merger or consolidation of the Company (x) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (y) pursuant to which the common stock is converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iii)                               The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

14.                                 Termination of Service.

(a)                                  Termination (other than for Cause).  Unless the Committee or the applicable award agreement provides otherwise, if a participant’s service with the Company or any subsidiary or affiliate terminates for any reason other than for “cause” (which shall have the meaning defined in the applicable award agreement or, in the absence of such definition shall be defined by the Committee).

(i)                                     Stock Options/Stock Appreciation Rights.  Except as provided in Section 13(c) hereof, any outstanding stock options and stock appreciation rights shall expire on the earlier of:

(A)                              the expiration of their term,

(B)                                90 days following termination of the participant’s service other than termination of service on account of death or Disability.

provided, however, that a participant (or in the case of the participant’s death or Disability, the participant’s representative) may exercise all or part of the participant’s stock options and stock appreciation rights at any time before the expiration of such stock options following termination of service only to the extent that the stock options and stock appreciation rights are vested on or before the date participant’s service terminates.  The balance of the stock options and stock appreciation rights (which are not vested on the date participant’s service terminates) shall lapse when the participant’s service terminates.

If by virtue of this provision, an incentive stock option is not exercised within three (3) months after a participant’s employment terminates, then unless such participant’s employment termination is due to his or her death or Disability (defined for this purpose only as described in Section 22(e)(3) of the Code), the incentive stock option shall be treated as a nonqualified stock option.

(ii)                                  Restricted Stock Awards/Stock Units.  All unvested restricted stock awards and stock units shall expire upon termination of service.

(iii)                               Cash Awards/Performance-Based Awards.  All cash awards and performance-based awards shall be forfeited upon termination of service.

(b)                                 Termination of Service (for Cause).  All of a participant’s awards (including any exercised stock options for which shares or cash have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of the participant’s termination of service with the Company or any subsidiary if such termination is for cause or cause exists on such date, and the Company shall return to the participant the price (if any) paid for any undelivered shares.  Should a participant die at a time when cause exists, all of the participant’s awards (including any exercised stock options for which shares have not been delivered to the participant) shall be cancelled and forfeited immediately as of the date of the participant’s death.

(c)                                  Leave of Absence.  For purposes of this Section 14, service shall be deemed to continue while the participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

15.                                 Nontransferability.  Each award granted under the Plan to a participant shall not be transferable except by will or the laws of descent and distribution or as permitted by the Committee to a participant’s spouse, lineal descendants, siblings, parents, heirs, executors, administrators, testamentary trustees, legatees, beneficiaries or a trust for the exclusive benefit of any of the foregoing persons, or to any charitable organizations described in Section 501(c)(3) of the Code, which shall have discretion to permit transferability to third parties under such terms and conditions as it shall determine.  In the event of the death of a participant (which for this purpose only shall include any transferee), each stock option or stock appreciation right theretofore granted to him or her shall be exercisable during such period after his or her death as described in Section 14 hereof but unless the Committee or the award agreement provides otherwise, such award shall only be exercisable by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the stock option or stock appreciation right shall pass by will or the laws of descent and distribution.

16.                                 Other Provisions.  The granting of or distribution under any award under the Plan may also be subject to such other provisions (whether or not applicable to the awards of any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, common stock acquired under any form of award, for the acceleration of exercisability or vesting of awards in the event of a Change of Control, for the payment of the value of awards to participants in the event of a Change of Control, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

17.                                 Fair Market Value.  For purposes of this Plan and any awards awarded hereunder, fair market value per Share as of a particular date shall mean (i) if shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of shares on such exchange, as determined by the Committee, (ii) if shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such shares in such over-the-counter market for the last preceding date on which there was a sale of such shares in such market, as determined by the Committee, or (iii) if shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

18.                                 Withholding.  All payments or distributions of awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements at the minimum statutory withholding rates.  If the Company proposes or is required to distribute common stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such common stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe.  The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any award consisting of shares of common stock by electing to have the Company withhold shares of common stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19.                                 Tenure.  A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20.                                 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.                                 No Fractional Shares.  No fractional shares of common stock shall be issued or delivered pursuant to the Plan or any award.  The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.                                 Duration, Amendment and Termination.  No award shall be granted more than 10 years after the Effective Date.  The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time.  No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i)  increase the aggregate number of shares of common stock that may be delivered through stock options under the Plan; (ii) permit the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable, (including, without limitation, the cancellation of an award followed by a re-grant of that award six (6) months later); (iii) change the types of business criteria on which performance-based awards are to be based under the Plan; (iv) modify the requirements as to eligibility for participation in the Plan; or (v) change the legal entity authorized to make awards under the Plan.  Notwithstanding anything contained in this Section 22 or the Plan, the terms of the Plan and any awards granted hereunder may be amended (retrospectively or prospectively) as may be required to comply with the requirements of Section 409A.

23.                                 Governing Law.  This Plan, awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24.                                 Effective Date.  The Plan shall be effective as of November 21, 2004 (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any awards hereunder.  Any awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any award, the Committee specifies otherwise at the time of grant), but no such award may be exercised or settled and no restrictions relating to any award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such award shall be cancelled.

Section Where Important Terms First Defined or Used

Term	Section

Board	2(a)

Cash Award	10

Cause	14(a)

Change of Control	13(d)

Code	2(a)

Committee	2(a)

Common Stock	5(a)

Company	1

Effective Date	24

Exchange Act	2(a)

Fair Market Value	17

Grant Price	7(a)

Independent Director	2(a)

ISO Maximum	5(a)

Maximum Shares	5(a)

Non-Employee Director	2(a)

Parent Corporation	6(e)

Performance-Based Awards	11(a)

Plan	1

Restricted Stock Award	8

Share	5(a)

Stock Appreciation Rights	7

Stock Options	6

Stock Unit	9

Subsidiary Corporation	6(e)